UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 FIFTH AVENUE, 23RD FLOOR NEW YORK, NEW YORK	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 2, 2009, Delcath Systems, Inc. (the "Company") issued a press release announcing that it appointed Krishna Kandarpa, MD, PhD, its Executive Vice President, Research & Development, and Chief Medical Officer, effective October 10, 2009. Dr. Kandarpa replaces Mark Morrison, MD, PhD, who resigned to pursue other interests. In connection with his appointment, the Company and Dr. Kandarpa entered into an employment agreement ("Employment Agreement"), dated September 30, 2009. The Employment Agreement is for an initial term of two years, commencing October 10, 2009 (the "Effective Date").  The Employment Agreement  provides that, commencing on the Effective Date,  Dr. Kandarpa  (i) will receive a base salary of $375,000 per year, (ii) is eligible to receive an annual stock option bonus under the Company’s 2009 Stock Incentive Plan (the “Plan”) to purchase 50,000 shares of the Company's common stock, (iii) is eligible to receive an annual incentive bonus based on performance, (iv) will be granted a stock option under the Plan to purchase 100,000 shares of the Company’s common stock, at a price per share equal to the closing price on the date of grant, which will vest as to 4,000 shares immediately, and as to the balance ratably over the 24 months of the Employment Agreement (subject to earlier vesting events) in accordance with, and subject to, the terms of a stock option grant letter to be issued by the Company to Dr. Kandarpa, (v) will be granted 200,000 shares of restricted common stock of the Company under the Plan, and in accordance with, and subject to, the terms of a restricted stock agreement to be entered into between the Company and Dr.Kandarpa , (vi) will be paid a special one-time starting bonus of $100,000, payable within seven days of the Effective Date, which is subject to claw-back in certain circumstances, (vii) in the event of certain involuntary terminations, will receive, subject to the delivery of a general release, payment of his base salary for the greater of: 12 months or, if the date of involuntary termination of employment occurs before the second anniversary of the Effective Date, the period of time between the termination date and the second anniversary of the Effective Date, and accelerated vesting of certain equity awards, and (viii) will be eligible for certain customary benefits.  The Employment Agreement also contains certain customary terms, including non-competition, non-solicitation, non-disparagement and confidentiality covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reerence.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits. Exhibit Number 99.1 99.2

The following exhibits are filed with this report on Form 8-K:

Description of Exhibit
Press Release of Delcath Systems, Inc. dated October 2, 2009
Employment Agreement Between Krishna Kandarpa and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009

DELCATH SYSTEMS, INC. By: /s/ Eamonn Hobbs
Name: Eamonn Hobbs Title: Chief Executive Officer